Exhibit 2.1


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         SECOND AMENDMENT, dated as of February 26, 1999 (the "SECOND AMENDMENT"), to the Agreement and Plan of Merger, dated as of May 29, 1998, as amended as of November 16, 1998 (the "Merger Agreement"), by and among Playboy Enterprises, Inc., a Delaware corporation, New Playboy, Inc., a Delaware corporation, Playboy Acquisition Corp., a Delaware corporation, and Spice Acquisition Corp., a Delaware corporation (collectively, the "PLAYBOY ENTITIES"), and Spice Entertainment Companies, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the Playboy Entities have requested that certain provisions of the Merger Agreement be amended as provided herein;

         WHEREAS, the Company is willing to so amend the Merger Agreement; and

         WHEREAS, all capitalized terms not otherwise defined in this Second Amendment shall have the meanings assigned to them in the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Section 1.2 of the Merger Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
         Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Mergers (the "CLOSING") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison (i) no later than March 16, 1999, at such time and date after the date on which the conditions set forth in
         Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions or (ii) at such other place as the parties may mutually agree.

         2. Section 1.4(a) of the Merger Agreement is hereby amended by deleting that Section 1.4(a) in its entirety and replacing it with the following:

                  The Restated Certificate of Incorporation of Playboy, as in effect immediately prior to the Effective Time of the Mergers (the "RESTATED CERTIFICATE OF INCORPORATION"), shall become, from and after the Effective Time of the Mergers, the certificate of incorporation of the P Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that Article FIRST of such Restated Certificate of Incorporation shall be amended to read "The name of the corporation is PLAYBOY ENTERPRISES INTERNATIONAL, INC." and a new Article THIRTEENTH shall be added to such Restated Certificate of Incorporation to read

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         "Any act or transaction by or involving the Corporation that requires for its adoption the approval of its stockholders pursuant to the Delaware General Corporation Law or the provisions of this certificate of incorporation shall, as provided by subsection (g) of ss. 251 of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Playboy Enterprises, Inc. (and any successor by merger) by the same vote as is required pursuant to the Delaware General Corporation Law and/or the provisions of this certificate of incorporation, as the case may be."

         3. Section 2.1(a) of the Merger Agreement is hereby amended by deleting that Section 2.1(a) in its entirety and replacing it with the following:

                  Each share of common stock, par value $.01 per share, of Merger Sub P issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into (i) 0.1 of one (1) fully paid and non-assessable share of Class A Common Stock, par value $.01 per share, of the P Surviving Corporation and (ii) 0.9 of one (1) share of Class B Common Stock, par value $.01 per share, of the P Surviving Corporation.

         4. The first sentence of Section 4.2(b) of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  The authorized capital stock of Holdco consists (i) of 7,500,000 shares of Class A common stock, par value $.01 per share ("NEW PLAYBOY CLASS A COMMON STOCK"), 100 of which are validly issued and outstanding, and (ii) 30,000,000 shares of Class B common stock, par value $.01 per share ("NEW PLAYBOY CLASS B COMMON STOCK" and, together with the New Playboy Class A Common Stock, "NEW PLAYBOY COMMON STOCK"), none of which are issued and outstanding. The 100 outstanding shares of New Playboy Class A Common Stock, are fully paid and non-assessable and owned by Playboy, free and clear of any Liens, other than Liens imposed by Federal and state securities laws.

         5. Section 7.1(b) of the Merger Agreement is hereby amended by deleting that Section 7.1(b) in its entirety and replacing it with the following:

                  (b) by either Playboy or the Company, if the Effective Time of the Mergers shall not have occurred on or before March 16, 1999; PROVIDED, HOWEVER, that (i) the Company's right to terminate this Agreement under this Section 7.1(b) shall not be available if the failure of the Company (or any Company Subsidiary) to effect the Related Transactions shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur before March 16, 1999, other than due to events or circumstances which are beyond the control of the Company; and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur on or before March 16, 1999;

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         6. Sections 7.1(e), (f), (g) and (h) of the Merger Agreement are hereby amended by deleting those Sections in their entirety and replacing them with the following:

                  (e) by Playboy, upon a beach by the Company of any material representation or warranty of the Company set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING COMPANY BREACH"), in either case such that the conditions set forth in Section 6.3(a) could not, upon the Company's exercise of its reasonable best efforts, be satisfied by March 16, 1999 or such breach has not in any event been cured by March 16, 1999;

                  (f) by the Company, upon a breach by Playboy of any material representation or warranty of Playboy set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "TERMINATING PLAYBOY BREACH"), in either case such that the conditions set forth in Section 6.2(a) could not, upon Playboy's exercise of its reasonable best efforts, be satisfied by March 16, 1999 or such Terminating Playboy Breach has not in any event been cured by March 16, 1999;

                  (g) by Playboy, upon the breach by the Company of any material covenant or agreement of the Company set forth in this Agreement which is not, upon the Company's exercise of its reasonable best efforts, able to be cured by March 16, 1999 or has not, in any event, been cured by March 16, 1999;

                  (h) by the Company, upon the breach by Playboy of any material covenant or agreement of Playboy set forth in this Agreement which is not, upon Playboy's exercise of its reasonable best efforts, able to be cured by March 16, 1999 or has not, in any event, been cured by March 16, 1999;

         7. Section 7.1 of the Merger Agreement is hereby amended by adding the following paragraph at the end of that Section 7.1:

                  Each of the Playboy Entities and the Company acknowledge that time is of the essence in connection with the Closing under this Agreement. Any party hereto has the right to terminate this Agreement on and after March 17, 1999 if the S Merger has not been consummated on or before March 16, 1999 without providing the other party any further extension of time or the right to cure any breach or default and without any liability for such termination; PROVIDED, HOWEVER, that no such termination shall relieve any party hereto of the consequences of any breach of or default under this Agreement.

         8. Other than as expressly set forth herein, the Merger Agreement is hereby ratified and confirmed and shall remain unchanged in all other respects.

         9. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.


                                       PLAYBOY ENTERPRISES, INC.

                                       By: /s/ Howard Shapiro
                                       ----------------------
                                       Name:   Howard Shapiro
                                       Title:  Executive Vice President,
                                               Law and Administration,
                                               General Counsel and Secretary


                                       NEW PLAYBOY, INC.

                                       By: /s/ Howard Shapiro
                                       ----------------------
                                       Name:   Howard Shapiro
                                       Title:  Executive Vice President,
                                               Law and Administration,
                                               General Counsel and Secretary


                                       PLAYBOY ACQUISITION CORP.

                                       By: /s/ Howard Shapiro
                                       ----------------------
                                       Name:   Howard Shapiro
                                       Title:  Secretary


                                       SPICE ACQUISITION CORP.

                                       By: /s/ Howard Shapiro
                                       ----------------------
                                       Name:   Howard Shapiro
                                       Title:  Secretary


                                       SPICE ENTERTAINMENT COMPANIES, INC.

                                       By: /s/ J. Roger Faherty
                                       ------------------------
                                       Name:   J. Roger Faherty
                                       Title:  Chairman and
                                               Chief Executive Officer

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